Exhibit 99.1

SAB Biotherapeutics Appoints Katie Ellias to the Board of Directors

SIOUX FALLS, S.D., November 20, 2023 (GLOBE NEWSWIRE) -- SAB Biotherapeutics (Nasdaq: SABS), a clinical-stage biopharmaceutical company with a novel immunotherapy platform that is developing a fully-human anti-thymocyte immunoglobulin (hIgG) for delaying the onset or progression of type 1 diabetes (T1D), today announced that Katie Ellias has been appointed to the Company’s Board of Directors.

With Ms. Ellias’ appointment, the SAB Biotherapeutics Board is composed of ten directors, eight of whom are independent. Ms. Ellias serves as a Managing Director at the JDRF T1D Fund LLC, a venture philanthropy fund with approximately $200 million in assets, including an investment in SAB. Ms. Ellias joined the T1D Fund in 2018 where she has led a number of investments in companies developing T1D-oriented therapies. She has also served as a director on the board of several companies, including, DiogenX, Veralox Therapeutics, i2O Therapeutics, and Capillary Biomedical.

Ms. Ellias joined the T1D Fund from Endeavour Vision, a Geneva-based growth stage venture fund. She was previously Principal at Sofinnova Partners, Paris, a leading early-stage life sciences fund. Ms. Ellias has also held roles in business development with Medtronic and started her career at McKinsey & Company. She holds an M.B.A. in Healthcare Management from the Wharton School at the University of Pennsylvania and a B.A. in International Relations and Political Science from Yale University.

“Katie’s exceptional experience and deep expertise in T1D are a natural fit for SAB’s Board of Directors,” said Samuel J. Reich, Executive Chairman of SAB. “SAB is well-positioned for growth; thus, we are grateful for the insight and impact Katie will bring to our Board as we look to change the T1D treatment paradigm.”

Ms. Ellias said, “SAB is well-positioned at a critical inflection point in T1D. I’m inspired by what the company is building and honored to join their Board of Directors.”

About SAB Biotherapeutics, Inc.

SAB Biotherapeutics (SAB) is a clinical-stage biopharmaceutical company focused on developing fully human, multi- targeted, high-potency immunoglobulins (IgGs), without the need for human donors or convalescent plasma, to treat and prevent immune and autoimmune disorders. The company’s lead asset, SAB-142, targets type 1 diabetes (T1D) with a disease-modifying therapeutic approach that aims to change the treatment paradigm by delaying onset and potentially preventing disease progression. Using advanced genetic engineering and antibody science to develop Transchromosomic (Tc) Bovine™, the only transgenic animal with a human artificial chromosome, SAB’s DiversitAb™ drug development production system is able to generate a diverse repertoire of specifically targeted, high-potency, fully-human IgGs that can address a wide range of serious unmet needs in human diseases without the need for convalescent plasma or human donors. For more information on SAB, visit: https://www.SAb.bio/.

Forward-Looking Statements

Certain statements made herein that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “to be,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, including the development and efficacy of our T1D program, and other discovery programs, the closing of each tranche of the Company’s private placement offering, the timely funding to the Company by each investor in the private placement offering, financial projections and future financial and operating results (including estimated cost savings and cash runway), the outcome of and potential future government, and other third-party collaborations or funded programs.

These statements are based on the current expectations of SAB and are not predictions of actual performance, and are not intended to serve as, and must not be relied on, by any investor as a guarantee, prediction, definitive statement, or an assurance, of fact or probability. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties and other factors which may be beyond our control. Actual events and circumstances are difficult or impossible to predict, and these risks and uncertainties may cause our or our industry’s results, performance, or achievements to be materially different from those anticipated by these forward-looking statements. A further description of risks and uncertainties can be found in the sections captioned “Risk Factors” in our most recent annual report on Form 10-K, as amended, subsequent quarterly reports on Form 10-Q, as may be amended or supplemented from time to time, and other filings with or submissions to, the U.S. Securities and Exchange Commission, which are available at https://www.sec.gov/. Except as otherwise required by law, SAB disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

CONTACTS

Media Relations:
SAbPR@westwicke.com

Investor Relations:
matt@milestone-advisorsllc.com